Exhibit 99.01

Freedom Holding Corp. Announces Uplisting to The Nasdaq Capital Market

ALMATY, KAZAKHSTAN / ACCESSWIRE / October 1, 2019 / Freedom Holding Corp. (OTCQX: FRHC) (the “Company”), a financial services company with operations in Eastern Europe and Central Asia, today announced that its common stock has been approved for listing on The Nasdaq Capital Market. Trading on the exchange is expected to commence at the opening of trading on October 15, 2019 under the symbol “FRHC.”

Since July 2018, the Company’s common stock has been listed on the OTCQX Best Market, which is operated by the OTC (Over-the-Counter) Markets Group. The Company was named to the OTCQX Best 50 list in January 2019.

"We are pleased to announce our Nasdaq exchange listing. I believe we are the first Kazakhstan-headquartered financial services firm to be listed on the exchange. This is an important accomplishment for our company as we continue executing our business plan. We expect this listing will facilitate our efforts to communicate our vision to a broader audience and further develop strategic synergies we see between investors and investment opportunities in our region and those in the U.S. and other international financial markets,” stated the Company’s Chairman and Chief Executive Officer, Timur Turlov.

About Freedom Holding Corp.

Freedom Holding Corp. is a financial services holding company conducting retail financial brokerage, investment counseling, securities trading, investment banking and underwriting services through its operating subsidiaries under the name of Freedom Finance in Eastern Europe and Central Asia. The Company is a professional participant of the Kazakhstan Stock Exchange (KASE), Astana International Exchange (AIX), Moscow Exchange (MOEX), the Saint-Petersburg Exchange (SPB) the Republican Stock Exchange of Tashkent (UZSE) and the Ukrainian Exchange. The Company is headquartered in Almaty, Kazakhstan, with additional executive office locations in Russia and the United States. The Company serves more than 100,000 client accounts across more than 70 branch offices in Kazakhstan, Russia, Kyrgyzstan, Ukraine, Uzbekistan, Germany and Cyprus and provides clientele with TraderNet, a mobile, proprietary trading and account management platform.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking" statements. All forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business and regulatory risks and factors identified in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Contact: usoffice@freedomholdingcorp.com

SOURCE: Freedom Holding Corp.